UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COMVERGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary proxy materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Comverge, Inc.

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

SUPPLEMENT TO PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF

COMVERGE, INC.

TO BE HELD ON MAY 6, 2009

Dear Stockholder:

The proxy statement of Comverge, Inc. filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2009, relating to Comverge’s 2009 annual meeting of stockholders to be held on Wednesday, May 6, 2009, inadvertently omitted certain 5% beneficial owners from the table entitled “Security Ownership of Certain Beneficial Owners and Management.” The omitted information is shown below.

Names and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
5% Stockholders:
EnerTech Capital Partners II, LP (1)	1,520,654	7.0%
EnerTech Capital Partners LP (2)	77,791	*
ECP II Interfund L.P. (3)	58,007	*
AWM Investment Co., Inc. (4)	2,018	*

_________________
*	Indicates beneficial ownership of less than one percent of the total outstanding common stock.
(1)

Mr. Scott Ungerer, a former director of Comverge who resigned on January 31, 2008, together with ECP II Management L.P., the general partner of EnerTech Capital Partners II L.P. (“ECP II LP”), ECP II Management LLC, the general partner of ECP II Management L.P., and William G. Kingsley, Robert Keith, Jr. and Mark J. DeNino, the other members of the executive board of ECP II Management, LLC, may be deemed to share dispositive and voting power over the shares held by ECP II LP. Mr. Ungerer disclaims beneficial ownership of shares held by ECP II LP except to the extent of any pecuniary interest therein. The address for ECP II LP is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087-1990.

(2)

Mr. Ungerer, together with EnerTech Management LP, the general partner of EnerTech Capital Partners LP (“ECP LP”), EnerTech Management Company, LP, the general partner of EnerTech Management LP, EnerTech Management Company Manager LLC, the general partner of EnerTech Management Company LP and William Kingsley, Robert E. Keith and Mark J. DeNino, the other members of the executive board of EnerTech Management Company Manager LLC, may be deemed to share dispositive and voting power over the shares held by ECP LP. Mr. Ungerer disclaims beneficial ownership of shares held by ECP LP, except to the extent of any pecuniary interest therein. The address for ECP LP is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087-1990.

(3)

Mr. Ungerer, together with CEP II Management LLC, the general partner of ECP II Interfund LP (“ECP II Interfund”), and William G. Kingsley, Robert E. Keith, Jr. and Mark J. DeNino, the other members of the executive board of ECP II Management LLC, may be deemed to share dispositive and voting power over the shares held by ECP II Interfund. Mr. Ungerer disclaims beneficial ownership of shares held by ECP II Interfund, except to the extent of any pecuniary interest therein. The address for ECP II Interfund is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087-1990.

(4)

Mr. Ungerer, together with EnerTech Capital Holding Company Manager LLC, the general partner of EnerTech Capital Holding Company, LP (“ECHC”), and William G. Kingsley, the other members of the executive board of EnerTech Capital Holding Company Manager LLC, may be deemed to share dispositive and voting power over the shares held by ECHC. Mr. Ungerer disclaims beneficial ownership of shares held by ECHC, except to the extent of any pecuniary interest therein. The address for ECHC is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087-1990.

If you have already delivered a proxy with respect to your shares (including by voting using the telephone or the Internet), you do not need to take any action unless you wish to revoke your proxy or change your vote on any of the proposals. Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later-dated proxy card or telephone or Internet vote, or (iii) by attending the meeting in person and voting in person. Notices to us should be directed to Matthew H. Smith, Vice President, General Counsel and Corporate Secretary, Comverge, Inc., 3950 Shackleford Road, Suite 400, Duluth, Georgia 30096. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Smith at the meeting of their intention to vote in person at the meeting.

By Order of the Board of Directors,

Matthew H. Smith

Vice President, General Counsel and Corporate Secretary

April 9, 2009